Exhibit 4.1(l)

                     Stock Option Compensation Agreement
                      Bravo! Foods International Corp.
                     (Employee/Consultant Benefit Plan)

1. Introduction. Agreement made this 25th day of January, 2002, between Bravo! Foods International Corp., a Delaware corporation having a principal place of business at 11300 U.S. Highway 1, North Palm Beach, Florida (the "Company") and Larry A. Slavick, c/o Sierra Web, Collierville, TN 38027 ("Option Holder").

2.    Grant of Option.  In connection with and in consideration of the
Option Holder's   software development services for the Company, the
Company hereby grants to the Option Holder the Option of purchasing shares of the Company's common stock (Shares) in the amounts, at the price, and subject to all the terms and conditions set out in this Agreement. Subject to Section 5 hereof, this Option is granted for the purchase of 25,000 Shares, as follows.

3. Vesting Date and Exercise Price of Options. The vesting of this grant shall be immediate (Vesting Date) and, subject to Section 5 hereof, this Option has an exercise price of $1.00 per Share purchased upon exercise.

4. When Options are Exercisable. Except as otherwise provided herein, the Option Holder may exercise his option rights as set forth in paragraphs 2 and 3 herein, at any time on or after the Vesting Date and prior to January 25, 2007.

      4.1 Method of Exercise; Payment; Issuance of New Option. The exercise of this Option shall be made, in whole or in part, by the surrender of this Option (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of Shares being purchased, which amount may be paid in cash or by check. In the event of any exercise of the rights represented by this Option, certificates for the Shares so purchased shall be delivered to the Holder hereof within a reasonable time and, unless this Option has been fully exercised or expired, a new Option representing that portion of the Shares, if any, with respect to which this Option shall not then have been exercised, shall also be issued to the Holder within such reasonable time.

      4.2 Stock Fully Paid; Reservation of Option Shares. All of the Shares issuable upon the exercise of the rights represented by this Option will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Option may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Option.

5. Adjustment of Exercise Price and Number of Option Shares. Subject to the provisions of Section 4 hereof, the number and kind of securities purchasable upon the exercise of this Option and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      5.1 In the event the Company shall at any time following the date hereof subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of this Option immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased; and in the event the Company shall at any time following the date hereof combine the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Option immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      5.2 If the Company is, following the date hereof, recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Option may be exercised shall be increased or reduced in the same proportion as the increase or decrease in the outstanding shares of Common Stock and the then applicable Exercise Price shall be adjusted by multiplying by a fraction with a numerator equal to the number of shares of Common Stock purchasable upon exercise hereof immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock purchasable immediately following such subdivision or combination.

      5.3 Subject to Section 4 hereof, in the event of any consolidation or merger of the Company with another entity in a bona fide transaction (i.e., not a mere recapitalization, reincorporation for the purpose of changing corporate domicile, or similar transaction), at any time prior to the Expiration Date, the Holder shall have the right upon exercise of this Option, to receive the same kind and number of Shares and other securities, cash or other property as would have been distributed to the Holder had the Holder exercised this Option immediately prior to such consolidation or merger.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu thereof the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7. "Employee Benefit Plan"; Transfer, Assignment or Loss of Option and Option Shares

      7.1 The parties agree that this Option shall be deemed part of an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933 and that the "plan" shall be self administered by Holder. Holder acknowledges the following:

            a. The Company will cause to be filed a registration statement on Form S-8 to register the common stock issued to Holder by the Company pursuant to this agreement and to register the resale of that common stock.

            b. The information contained in Form S-8 and any resale prospectus may disclose details concerning this agreement, which disclosure will not be confidential.

            c. This agreement is compensatory in nature and purpose with respect to obligations of the Company owing to Holder, which from time to time will be current obligations, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

            d. Holder shall self administer this plan and has the sole discretion to dispose of or distribute the securities issued under this agreement, unless prohibited by law.

            e. The common stock of the Company issued under this agreement has been registered under Section 12(g) of the Securities Exchange Act of 1934.

            f. As an "employee benefit plan" this agreement is limited to the benefit of Holder. The Company, however, may enter into similar agreements, from time to time, that constitute separate employee benefit plans for other consultants, advisors, employees, directors or officers of the Company.

            g. Holder is not required to contribute toward the securities issued under this agreement, except for services rendered by Holder under this agreement.

            h. Given the nature of this agreement as compensatory in nature and purpose and the sole discretion of Holder in administering this plan, the Company will not issue any reports concerning the plan to Holder, other than to provide an annual recap of the securities issued and cash paid hereunder as required by the Internal Revenue Code and appurtenant rules and regulations.

      7.2 Any assignment permitted hereunder shall be made by surrender of this Option to the Company at its principal office with the Assignment Form attached hereto as Exhibit B duly executed. In such event the Company shall, upon payment by the Holder of any issuance, transfer tax incurred, or to be incurred by the Company with respect to such transfer, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Holder thereof, specifying the names and denominations in which new Options are to be issued. Upon any partial transfer, the Company will sign, issue and deliver to the Holder a new Option with respect to any portion not so transferred.

      7.3 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option (provided that an affidavit of the Holder shall be satisfactory for such purpose), and of indemnity satisfactory to it (provided that if the Holder is the original Holder of this Option, its own indemnification agreement shall under all circumstances be satisfactory, and no bond shall be required), and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date and any such lost, stolen, or destroyed Option shall thereupon become void.

      7.4 In order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent.

      7.5 The Company shall not be required (i) to transfer on its books the Option or any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to an purchaser or other transferee to whom such Shares shall have been so transferred.

8. Representations and Covenants of the Holder. The Holder represents that this Option and any Shares issued or issuable upon exercise of this Option, to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. Such Holder represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in investments such as this one, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company.

9. Rights of Stockholders. No holder of this Option shall be entitled, as a Option holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Option, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised and the Shares purchased upon the exercise hereof shall have become deliverable, as provided herein.

10. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

11. Governing Law, Headings. This Option is being delivered in the State of Delaware and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                                       Bravo! Foods International Corp.

                                       By:   s/s Roy G. Warren
                                       ------------------------------------
                                       Roy G. Warren
                                       Chief Executive Officer

                                       Option Holder

                                       s/s   Larry A. Slavick
                                       ------------------------------------
                                       Larry A. Slavick